EXHIBIT 31.4

CERTIFICATION

I, Adam Karkowsky, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of AmTrust Financial Services, Inc. for the fiscal year ended December 31, 2017; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 23, 2018	By:	/s/Adam Karkowsky
Adam Karkowsky
Chief Financial Officer
(Principal Financial and Accounting Officer)